Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-141577, 333-156010, 333-161378, 333-174807, 333-189127, 333-196164, 333-204403, 333-211459, 333-218072, 333-218074, 333-231715, 333-256334, 333-265082, and 333-272040 on Forms S-8 of our reports dated February 28, 2025, relating to the consolidated financial statements of NPK International Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
February 28, 2025